Exhibit T3B-33

BYLAWS OF

PATRIOT CARE CORP

A Massachusetts Non-profit Corporation

Article I.

PURPOSE

Patriot Care Corp is a Massachusetts non-profit corporation (hereinafter, the “corporation”) organized for the purpose of operating a registered marijuana dispensary upon licensure by the Commonwealth of Massachusetts and pursuant to 105 CMR 725.000 et seq. and for any valid purpose for which a non-profit corporation may be formed pursuant to Massachusetts General Laws Chapter 180, Section 4. To comply with 105 CMR 725.100(A)(1), the corporation shall at all times operate on a nonprofit basis for the benefit of registered qualifying patients and shall ensure that the revenue of the corporation is used solely in furtherance of its nonprofit purpose.

Article II.

SEAL AND FISCAL YEAR

The seal shall be circular in form with the name of the corporation around the periphery and the year and state of the incorporation within. The fiscal year shall commence on the first day of January of each year or such other date as the directors may determine.

Article III.

MEMBERSHIP

Section 1. Enumeration. The initial members of the corporation shall be Michael Abbott, Robert Mayerson, and Nicholas Vita. Except as hereinafter provided, the members shall hold office until their respective successors are elected and qualified.

Section 2. Additional Members and Substitution. The corporation may not issue additional Membership interests to, or admit any other Person as, a member of the corporation. If for any reason a member resigns or is removed, the remaining members shall have the right to substitute a new member at any time by a majority vote of the interests held by the remaining members.

Section 3. Resignation. Any member may resign at any time by giving notice of his or her resignation in writing to any officer or director of the corporation.

Section 4. Removal. Members may be removed from membership at any time with cause by a majority vote of the interests held by its members.

Article IV. MEETINGS OF THE MEMBERS

Section 1. Place. All meetings of the members shall be held at such place within the United States of America as is named in the call.

Section 2. Annual Meeting. The annual meeting of the members shall be held on the 1st Monday in May and shall be called by the president, treasurer, clerk or any director. In the event the annual meeting is not held on such date, a special meeting in lieu of the annual meeting may be held with all the force and effect of an annual meeting.

Section 3. Special Meetings. Special meetings of the members may be called by the president and shall be called by the clerk, or in the case of the death, absence, incapacity or refusal of the clerk, by any other officer, upon written application of any member or members entitled to vote thereat.

Section 4. Notice. All meetings of the members shall be called by giving at least seven days notice to each member stating the place, day and hour for the meetings and the purpose thereof. Notices shall be mailed postpaid to, delivered at the address of the members as they appear on the books of the corporation, or sent by electronic mail. Whenever notice of a meeting is required to be given a member under applicable law, the articles of organization or these bylaws, a written waiver thereof, executed before or after the meeting by such member or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notwithstanding the foregoing, notice of any change of the date fixed in the bylaws for the annual meeting shall be given to all members at least twenty (20) days before the new date fixed for such meeting.

Section 5. Quorum. Members holding a majority membership interest in person or by proxy shall constitute a quorum, but a smaller number may adjourn from time to time without further notice until a quorum is present.

Section 6. Membership Interests. Michael Abbott, Robert Mayerson, and Nicholas Vita shall each have a 33.3% membership interest.

Section 7. Voting. At all meetings of the members every member shall be entitled to one vote of his membership interest. When a quorum is present at any meeting, the vote of a majority of interests held by the members represented thereat shall, except where a larger vote may be required by law, the articles of organization or these bylaws, decide any question brought before the meeting. Members may vote by written proxy dated not more than six months before the meeting named therein, which shall be filed with the clerk of the meeting, or any adjournment thereof, before being voted.

Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of the members may be taken without a meeting if all the members consent to the action in writing and the written consents are filed with the records of the meetings of the members. Such consents shall be treated for all purposes as a vote at a meeting.

Article V.

OFFICERS AND DIRECTORS

Section 1. Enumeration. The corporation shall have a board consisting of directors who shall have the powers and duties of a board of directors under Massachusetts law. The officers of the corporation shall be a president, treasurer, clerk and such other officers as the board shall elect. The board of directors may designate persons or groups of persons as sponsors, benefactors, contributors, advisors or friends of the corporation or such other title as they deem appropriate.

Section 2. Qualifications. No officer need be a director or member. Two or more offices may be held by the same person. The clerk shall be a resident of Massachusetts unless a resident agent shall have been appointed pursuant to Massachusetts law.

Section 3. Directors. The initial directors shall be those persons named as directors in the articles of organization. Thereafter, the directors shall be elected biannually at the annual meeting of the members. The members may, by vote of a majority of the membership interests, elect from time to time additional directors of the corporation. Except as hereinafter provided, the directors shall hold office until the next biannual meeting of the members and until their respective successors are elected and qualified.

Section 4. Officers. The initial officers shall be those persons named as officers in the articles of organization. Biannually, the directors at their annual meeting shall elect a president, treasurer and clerk, who shall hold office until the date fixed by these bylaws for the next biannual meeting of directors and until their respective successors are elected and qualified. The directors also may at any time elect such other officers as they shall determine. Officers may be removed from their respective offices with or without cause by vote of a majority of the directors then in office.

Section 5. Sponsors, Benefactors, Contributors, Advisors, Friends of the Corporation. Persons or groups of persons designated by the board as sponsors, benefactors, contributors, advisors or friends of the corporation or such other title as the board deems appropriate shall, except as the board shall otherwise determine, serve in an honorary capacity. In such capacity they shall have no right to notice of or to vote at any meeting, shall not be considered for purposes of establishing a quorum and shall have no other rights or responsibilities.

Section 6. Resignation. Any director or officer may resign at any time by giving his or her resignation in writing to the president, treasurer, clerk or any other officer or director of the corporation.

Section 7. Removal of Directors. Directors may be removed from office at any time with or without cause by a majority vote of the directors then in office or by a majority vote of the members.

Section 8. No Right to Compensation. Unless the directors in their discretion provide for compensation, no director or officer resigning, and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise.

Section 9. Vacancies. Continuing directors may act despite a vacancy or vacancies in the board and shall for this purpose be deemed to constitute the full board. Any vacancy in the board of directors, however occurring, including a vacancy resulting from the enlargement of the board, may be filled by the directors, unless previously filled by the members in the election of the directors. Vacancies in any office may be filled by the directors.

Article VI.

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Place. Meetings of the board of directors shall be held at such place within or without Massachusetts as may be named in the notice of such meeting.

Section 2. Annual and Regular Meetings. The annual meeting of the board of directors shall be held each year immediately after and at the place of the annual meeting of the members. In the event the annual meeting is not held on such date, a special meeting in lieu of the annual meeting may be held with all the force and effect of an annual meeting. Regular meetings may be held at such times as the directors may fix.

Section 3. Special Meetings. Special meetings of the board of directors may be called by the president at other times throughout the year.

Section 4. Notice. No notice need be given for a regular or annual meeting. Forty-eight hours’ notice by mail, telegraph, telephone or word of mouth shall be given for a special meeting unless shorter notice is adequate under the circumstances. A notice or waiver of notice need not specify the purpose of any special meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.

Section 5. Quorum. A majority of the directors then in office shall constitute a quorum, but a smaller number may adjourn finally or from time to time without further notice until a quorum is present. If a quorum is present, a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law, the articles or organization or these bylaws.

Section 6. Action by Consent; Telephone Conference Meetings. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the directors. Such consents shall be treated for all purposes as a vote at a meeting. Members of the board of directors of the corporation or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 7. Vote of Interested Directors. A director who is a member, stockholder, trustee, director, officer or employee of any firm, corporation or association with which the corporation contemplates contracting or transacting business shall disclose his or her relationship or interest to the other directors acting upon or in reference to such contract or transaction. No director so interested shall vote on such contract or transaction, but he or she may be counted for purpose of determining a quorum. The affirmative vote of a majority of the disinterested directors shall be required before the corporation may enter into such contract or transaction.

In case the corporation enters into a contract or transacts business with any firm, corporation or association of which one or more of its directors is a member, stockholder, trustee, director, officer, or employee, such contract or transaction shall not be invalidated or in any way affected by the fact that such director or directors have or may have interests therein that are or might be adverse to the interests of the corporation. No director or directors having disclosed such adverse interest shall be liable to the corporation or to any creditor of the corporation or to any other person for any loss incurred by it under or by reason of any such contract or transaction, nor shall any such director or directors be accountable for any gains or profits to be realized thereon.

Notwithstanding the foregoing, nothing in this section shall require a director who is a member, stockholder, trustee, director, officer or employee of an affiliate of the corporation to disclose his or her relationship with such affiliate in connection with a discussion of, or vote on, any matter dealing with such affiliate and such relationship shall not be deemed a conflict of interest for any purpose, unless otherwise expressly determined by an affirmative vote of a majority of all the directors then in office. For purposes of this section, an affiliate shall mean any entity under the common control of the corporation.

Article VII.

POWERS AND DUTIES OF DIRECTORS AND OFFICERS

Section 1. Directors. The directors shall be responsible for the general management and supervision of the business and affairs of the corporation except with respect to those powers reserved to the members by law, the articles of organization or these bylaws. The board of directors may from time to time, to the extent permitted by law, delegate any of its powers to managers or committees, subject to such limitations as the board of directors may impose.

Section 2. President. The president of the corporation is Robert Mayerson. The president shall be the chief executive officer of the corporation and as such shall have charge of the affairs of the corporation subject to the supervision of the board of directors and shall preside at all meetings at which he or she is present. The president shall also have such other powers and duties as customarily belong to the office of president or as may be designated from time to time by the board of directors.

Section 3. Treasurer. The initial treasurer of the corporation is Nicholas Vita. The treasurer shall also have such powers and duties as customarily belong to the office of treasurer or as may be designated from time to time by the president or the board of directors.

Section 4. Clerk. The initial clerk of the corporation is Michael Abbott. The clerk shall record all proceedings of the member and directors in a book or books to be kept therefor and shall have custody of the seal of the corporation.

Section 5. Other Officers. Other officers shall have such powers as may be designated from time to time by the board of directors.

Article VIII.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or director of, or in a similar capacity with, another organization, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he or she may become involved by reason of his or her serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his or her own conduct); provided that no indemnification shall be provided for any such person with respect to any matter as to which he or she shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation; and provided, further, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by the corporation, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Such indemnification shall include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under this article, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

A person entitled to indemnification hereunder whose duties include service or responsibilities as a fiduciary with respect to a subsidiary or other organization shall be deemed to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation if he or she acted in good faith in the reasonable belief that his or her action was in the best interests of such subsidiary or organization or of the participants or beneficiaries of, or other persons with interests in, such subsidiary or organization to whom he or she had a fiduciary duty.

Where indemnification hereunder requires authorization or approval by the corporation, such authorization or approval shall be conclusively deemed to have been obtained, and in any case where a director of the corporation approves the payment of indemnification, such director shall be wholly protected, if:

(i)

the payment has been approved or ratified (1) by a majority vote of a quorum of the directors consisting of persons who are not at that time parties to the proceeding, (2) by a majority vote of a committee of two or more directors who are not at that time parties to the proceedings and are selected for this purpose by the full board (in which selection directors who are parties may participate), or (3) by the members of the corporation if disinterested; or

(ii)

the action is taken in reliance upon the opinion of independent legal counsel (who may be counsel to the corporation) appointed for the purpose by vote of the directors or in the manner specified in clauses (1), (2) or (3) of subparagraph (i); or

(iii)	the payment is approved by a court of competent jurisdiction; or

(iv)	the directors may have otherwise acted in accordance with the standard of conduct set forth in Chapter 180 of the Massachusetts General Laws.

Any indemnification or advance of expenses under this article shall be paid promptly, and in any event within 30 days, after the receipt by the corporation of a written request therefor from the person to be indemnified, unless with respect to a claim for indemnification the corporation shall have determined that the person is not entitled to indemnification. If the corporation denies the request or if payment is not made within such 30-day period, the person seeking to be indemnified may at any time thereafter seek to enforce his or her rights hereunder in a court of competent jurisdiction and, if successful in whole or in part, he or she shall be entitled also to indemnification for the expenses of prosecuting such action. Unless otherwise provided by law, the burden of proving that the person is not entitled to indemnification shall be on the corporation.

The right of indemnification under this article shall be a contract right inuring to the benefit of the directors, officers and other persons entitled to be indemnified hereunder and no amendment or repeal of this article shall adversely affect any right of such director, officer or other person existing at the time of such amendment or repeal.

The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of a director, officer or other person entitled to indemnification hereunder. The indemnification provided hereunder may, to the extent authorized by the corporation, apply to the directors, officers and other persons associated with constituent corporations that have been merged into or consolidated with the corporation who would have been entitled to indemnification hereunder had they served in such capacity with or at the request of the corporation.

The right of indemnification under this article shall be in addition to and not exclusive of all other rights to which such director or officer or other persons may be entitled. Nothing contained in this article shall affect any rights to indemnification to which corporation employees or agents other than directors and officers and other persons entitled to indemnification hereunder may be entitled by contract or otherwise under law.

Article IX.

AMENDMENT

These bylaws may be altered, amended or repealed, in whole or in part, by the affirmative majority vote of the interests held by its members present and voting at any meeting, the notice of which contains a statement of the proposed alteration or amendment. The directors may also make, amend or repeal these bylaws in whole or in part and shall give written notice of such action to the membership before the next meeting of members. Any such alteration, amendment or repeal by the directors may then be altered, amended or repealed, in whole or in part, by the affirmative vote of a majority of the membership entitled to vote thereon. Notwithstanding the above provisions of this Article IX, any amendment, alteration or repeal of a bylaw by the directors as provided for in this Article shall be valid and given full force and effect unless and until acted upon by the membership.

I hereby attest that the foregoing represents the bylaws of Patriot Care Corp and such bylaws were duly adopted by the Members and the Board of Directors on August 7, 2013 and formally amended by corporate resolution on July 13, 2014.

Robert Mayerson, President and Chief Executive Officer
Patriot Care Corp

Dated: July 13, 2014